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     As Filed with the Securities and Exchange Commission on August 1, 1995

                                                      Registration No. 33-59843
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                         Post-Effective Amendment No. 1
                                       To
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                              EMERSON ELECTRIC CO.
             (Exact name of registrant as specified in its charter)

                  MISSOURI                             43-0259330
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)

                           8000 West Florissant Avenue
                           St. Louis, Missouri  63136
                                  314-553-2000
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                H. M. SMITH, Esq.
                Assistant General Counsel and Assistant Secretary
                              Emerson Electric Co.
                           8000 West Florissant Avenue
                            St. Louis, Missouri 63136
                                 (314) 553-2431
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

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         The Registrant registered 249,231 shares (the "Shares") of its common stock, par value $1.00 per share (the "Common Stock"), under this Registration Statement, which became effective on June 20, 1995. The Shares were held by the former shareholders (the "Selling Shareholders") of Intellution, Inc., a Massachusetts corporation. A portion of the Shares has been sold by Selling Shareholders.

         Certain of the Selling Shareholders have informed the Registrant that they have no current plans to sell the Shares owned by them in the near future. Accordingly, the Registrant has decided to remove the Shares not sold from registration.

         Pursuant to the terms of a Registration Agreement among the Registrant and the Selling Shareholders, if the Selling Shareholders propose to sell Shares in the future, the Registrant may file a new registration statement registering such Shares.










































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                                    SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on August 1, 1995.


                                          EMERSON ELECTRIC CO.

                                          By: /S/ H. M. SMITH
                                              ---------------------------------
                                              H. M. Smith
                                              Assistant General Counsel